UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

May 26, 2016

Date of Report (Date of earliest event reported)

EXPERIENCE ART AND DESIGN, INC.

(Exact name of registrant as specified in its charter)

Nevada	333-174155	81-1082861
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

7260 W. Azure Drive, Suite 140-952, Las Vegas, NV	89130
(Address of principal executive offices)	(Zip Code)

702-347-8521

Registrant’s telephone number, including area code

N/A

401 Congress Avenue, Suite 1540, Austin TX, 78701

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

SECTION 8 – Other Events

ITEM 8.01 Other Events

On May 26, 2016 the Company and Baron Capital Enterprise, Inc. (“BCAP”) came to a resolution whereby BCAP would return 55 million shares of the Company’s issued and outstanding shares back to the Company.  On the same day Derrick Lefcoe, our CEO, acquired 6 million free trading shares from BCAP.

The parties agreed to mutually cease all connection due to negative stigma being attached to the Company for its association with BCAP.  Going forward BCAP has no further role in the Company, nor does it have any more shares in the Company, nor does it have the right to any more shares in the Company.

BCAP assisted the Company over the past 5 months which lead to the shares being issued initially.

The Company does not associate with any company or person that bring negative overtures.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

EXPERIENCE ART AND DESIGN, INC.

DATE: June 2, 2016	/s/Derrick Lefcoe
Derrick Lefcoe
Chief Executive Officer